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                                                                   Exhibit 23.01


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Historical and Supplemental Consolidated Financial Data" and "Experts" in the Registration Statement (Form S-3 No. 33-_______) and related Prospectus of Sylvan Learning Systems, Inc. for the registration of 4,750,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated February 27, 1997, with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) our report dated July 10, 1997 with respect to the supplemental consolidated financial statements and schedule of Sylvan Learning Systems, Inc. included in its Current Report on Form 8-K dated on or about July 14, 1997, filed with the Securities and Exchange Commission.


Baltimore, Maryland
July 10, 1997